EXHIBIT 99

                         MB Financial, Inc.
                         800 West Madison Street
                         Chicago, Illinois 60607
                         (888) 422-6562
                         NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS STRONG CAPITAL AND LIQUIDITY POSITION, CONTINUED GROWTH IN CORE PRE-TAX, PRE-PROVISION EARNINGS

CHICAGO, July 22, 2010 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today second quarter results for 2010.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $12.1 million and net income available to common shareholders of $9.5 million for the second quarter of 2010 compared to net income of $4.3 million and net income available to common shareholders of $1.7 million in the second quarter of 2009, and net income of $947 thousand and a net loss available to common shareholders of $1.6 million for the first quarter of 2010.  The results for the second quarter of 2010 include a pre-tax gain, based on preliminary estimates, of $51.0 million from the Broadway Bank FDIC-assisted transaction completed during the quarter, as described below.

Key items for the quarter were as follows:

Continued Growth in Core Pre-Tax, Pre-Provision Earnings Driven by an Increase in Net Interest Margin and Core Other Income:
•
Core pre-tax, pre-provision earnings increased 61.3% to $48.4 million, compared to $30.0 million for the second quarter of 2009.  Core pre-tax, pre-provision earnings increased $6.4 million, or 15.2%, compared to the first quarter of 2010.

•
Net interest income on a fully tax equivalent basis increased to $90.3 million, or by 45.9%, compared to $61.9 million for the second quarter of 2009.  Net interest income on a fully tax equivalent basis increased $6.9 million, or 8.3%, compared to the first quarter of 2010.

•	The net interest margin on a fully tax equivalent basis increased from 3.21% in the second quarter of 2009 and 3.67% in the first quarter of 2010 to 3.99% in the second quarter of 2010.
•	Core other income increased 30.6% to $27.0 million, compared to $20.7 million for the second quarter of 2009. Core other income increased $3.9 million, or 16.9%, compared to the first quarter of 2010.

Credit Quality – Increased Non-Performing Loans, Provision and Charge-offs:
•
Our provision for loan losses was $85.0 million for the second quarter of 2010, while our net charge-offs were $67.2 million.  For the first quarter of 2010, our provision for loan losses and net charge-offs were $47.2 million and $46.5 million, respectively.  For the second quarter of 2009, our provision for loan losses and net charge-offs were $27.1 million and $25.0 million, respectively.  Our provision for loan losses reflects deterioration in our loan portfolio primarily due to continued weakness in real estate market conditions, which has resulted in increases in our non-performing loans, net charge-offs and potential problem loans.  The provision amount also reflects continuing economic uncertainty.

•
Our non-performing loans were $343.8 million or 4.90% of total loans as of June 30, 2010, compared to $323.2 million or 5.04% as of March 31, 2010 and $271.3 million or 4.16% as of December 31, 2009.  The percentage of the allowance for loan losses to non-performing loans was 56.89% as of June 30, 2010, 55.01% as of March 31, 2010 and 65.26% as of December 31, 2009.

•
Our non-performing assets were $388.0 million or 3.65% of total assets as of June 30, 2010, compared to $365.0 million or 3.58% as of March 31, 2010, and $308.4 million or 2.84% as of December 31, 2009.

•	Our allowance for loan losses to total loans was 2.79% as of June 30, 2010, compared to 2.77% as of March 31, 2010, and 2.71% as of December 31, 2009.

For purposes of the second and third bullet points above, non-performing loans exclude loans held for sale and certain purchased credit-impaired loans that we have acquired in FDIC-assisted transactions, a majority of which are subject to loss share arrangements with the FDIC. These purchased credit-impaired loans are accounted for on a pool basis, and the pools are considered to be performing.  Additionally, non-performing assets exclude other real estate owned related to assets acquired in FDIC-assisted transactions.

Strong Capital Position:
•
MB Financial Bank continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At June 30, 2010, MB Financial, Inc.’s total risk-based capital ratio was 16.66%, Tier 1 capital to risk-weighted assets ratio was 14.70%, Tier 1 capital to average asset ratio was 10.39% and Tier 1 common capital to risk-weighted assets was 9.85%, compared with 16.39%, 14.42%, 10.30% and 9.51%, respectively, as of March 31, 2010 and 15.45%, 13.51%, 8.71% and 8.76%, respectively, as of December 31, 2009.  As of June 30, 2010, total capital was approximately $477.2 million in excess of the 10% “Well-Capitalized” threshold, compared with $451.7 million as of March 31, 2010.

•
Our tangible common equity to tangible assets ratio was 7.16% at June 30, 2010, compared to 7.04%, 6.18% and 5.65% at March 31, 2010, December 31, 2009 and June 30, 2009, respectively.  Our tangible common equity to risk-weighted assets ratio was 10.22% at June 30, 2010, compared to 9.73%, 8.83% and 6.79% at March 31, 2010, December 31, 2009 and June 30, 2009, respectively.

Strong Liquidity Position and Improved Deposit Mix:
•	Our loan to deposit ratio was 82% as of June 30, 2010, compared to 103% as of June 30, 2009, 75% as of December 31, 2009 and 80% as of March 31, 2010.
•	Our ratio of core funding to total funding was 89% at June 30, 2010, compared to 80% at June 30, 2009, 87% at December 31, 2009 and 88% at March 31, 2010.
•	Our ratio of CDs to total deposits was 41% at June 30, 2010, compared to 50% at June 30, 2009, 43% at December 31, 2009 and 41% at March 31, 2010.

Broadway Bank and New Century Bank Transactions:

•
On April 23, 2010, MB Financial Bank assumed $261 million of deposits of Chicago-based Broadway Bank (“Broadway”) at no premium, and acquired certain assets of Broadway totaling approximately $944 million at a discount of 19.6%, in a loss-sharing transaction facilitated by the FDIC.  This transaction generated a pre-tax acquisition related gain of $51.0 million, based on preliminary estimates.

•
On April 23, 2010, MB Financial Bank assumed $427 million of deposits of Chicago-based New Century Bank (“New Century”) at no premium, and acquired certain assets of New Century totaling approximately $451 million at a discount of 9.1%, in a loss-sharing transaction facilitated by the FDIC.  This transaction generated $2.3 million of goodwill, based on preliminary estimates.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $6.9 million from the first quarter of 2010 to the second quarter of 2010, and $28.4 million from the second quarter of 2009.  Our net interest margin, on fully tax equivalent basis, was 3.99% for the second quarter of 2010 compared to 3.67% in the first quarter of 2010 and 3.21% in the second quarter of 2009, increases of 32 and 78 basis points, respectively.  These margin increases were primarily due to a decrease in our average cost of funds caused by downward repricing of certificates of deposit, improved deposit mix and improved credit spreads on renewed loans.  Additionally, the increase in the margin from the first quarter of 2010 was impacted by the change in the mix of average assets from investment securities to higher yielding loans.  The increase in average loans from the first quarter of 2010 to the second quarter of 2010 was primarily due to our Broadway and New Century transactions.

Our non-performing loans negatively impacted our net interest margin during the second quarter of 2010, the first quarter of 2010 and the second quarter of 2009 by approximately 21 basis points, 18 basis points and 20 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Core other income:
Loan service fees	$ 2,042	$ 1,284	$ 1,723	$ 1,565	$ 1,782	$ 3,326	$ 3,625
Deposit service fees	9,461	8,848	9,311	7,912	6,978	18,309	13,377
Lease financing, net	5,026	4,620	5,799	3,937	4,473	9,646	8,792
Brokerage fees	1,129	1,245	1,272	1,004	1,252	2,374	2,330
Trust and asset management fees	3,536	3,335	3,347	3,169	3,262	6,871	6,077
Increase in cash surrender value of life insurance	706	671	669	664	670	1,377	1,126
Other operating income	5,143	3,130	2,663	2,053	2,295	8,273	3,896
Total core other income	27,043	23,133	24,784	20,304	20,712	50,176	39,223

Non-core other income(1)
Net gain on sale of investment securities	2,304	6,866	239	3	4,093	9,170	13,787
Net gain (loss) on sale of other assets	(99)	11	12	12	(38)	(88)	(37)
Net gain (loss) recognized on other real estate owned(A)	52	(3,299)	(733)	25	(444)	(3,247)	278
Acquisition related gains	50,986	-	18,325	10,222	-	50,986	-
Increase (decrease) in market value of assets held in
trust for deferred compensation(A)	(39)	7	300	334	602	(32)	76
Total non-core other income	53,204	3,585	18,143	10,596	4,213	56,789	14,104

Total other income	$ 80,247	$ 26,718	$ 42,927	$ 30,900	$ 24,925	$ 106,965	$ 53,327

(1)	Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.

Core other income increased by $3.9 million from the first quarter of 2010 to the second quarter of 2010.  Core loan service fees increased primarily due to increases in swap fees, consumer loan fees, and loan prepayment fees.  Core deposit service fees increased primarily due to increases in NSF and overdraft fees.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance to customers.  Other operating income increased primarily due to accretion on the FDIC indemnification asset, as a result of our Broadway and New Century transactions.  Non-core other income was primarily impacted by a $51.0 million gain recorded on the Broadway transaction, based on preliminary estimates.  Additionally, non-core other income was impacted to a lesser extent by a net gain on sale of investment securities of $2.3 million in the second quarter of 2010 compared to a net gain on sale of investment securities of $6.7 million in the first quarter of 2010 and a net gain recognized on other real estate owned (“OREO”) of $52 thousand in the second quarter of 2010 compared with a net loss recognized on OREO of $3.3 million in the first quarter of 2010.

Core other income increased by $11.0 million for the six months ended June 30, 2010 compared to the six months ended June 30, 2009.  Core deposit service fees increased primarily due to an increase in commercial deposit fees related to the treasury management business acquired in the Corus transaction during the second half of 2009, and an increase in NSF and overdraft fees related to the FDIC-assisted transactions completed in 2009.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance to customers.  Core trust and asset management fees increased primarily due to an increase in assets under management, as a result of organic growth and an increase in the market value of assets under management.  Core other operating income increased primarily due to accretion on the FDIC indemnification asset, as a result of our Broadway and New Century transactions, and partially due to increases in ATM and debit card fees, and treasury management income related to our FDIC-assisted transactions completed during the second half of 2009.  As noted above, non-core other income was primarily impacted by a $51.0 million gain recorded on the Broadway transaction, based on preliminary estimates.  Additionally, non-core other income was impacted to a lesser extent by a net gain on sale of investment securities of $9.2 million for the six months ended June 30, 2010, compared with a net gain on sale of investment securities of $13.8 million for the six months ended June 30, 2009, and a net loss recognized on other real estate owned of $3.2 million for the six months ended June 30, 2010, compared with a net gain  recognized on other real estate owned of $278 thousand for the six months ended June 30, 2009.

Other Expense (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Core other expense:
Salaries and employee benefits	$ 37,143	$ 33,415	$ 33,091	$ 30,862	$ 28,586	$ 70,558	$ 55,991
Occupancy and equipment expense	8,928	9,179	8,885	7,803	7,151	18,107	14,833
Computer services expense	3,322	2,528	2,882	2,829	2,013	5,850	4,300
Advertising and marketing expense	1,639	1,633	683	1,296	892	3,272	2,206
Professional and legal expense	1,370	1,078	1,465	1,126	1,120	2,448	2,089
Brokerage fee expense	420	462	553	478	575	882	968
Telecommunication expense	964	908	1,127	812	744	1,872	1,494
Other intangibles amortization expense	1,505	1,510	1,650	966	997	3,015	1,875
FDIC insurance premiums	3,833	3,964	4,099	3,206	2,939	7,797	5,607
Other operating expenses	7,141	7,228	6,337	5,446	5,039	14,369	10,231
Total core other expense	66,265	61,905	60,772	54,824	50,056	128,170	99,594

Non-core other expense (1)
FDIC special assessment(A)	-	-	-	-	3,850	-	3,850
Impairment charges	-	-	-	4,000	-	-	-
Increase (decrease) in market value of assets held in
trust for deferred compensation(B)	(39)	7	300	334	602	(32)	76
Total non-core other expense	(39)	7	300	4,334	4,452	(32)	3,926

Total other expense	$ 66,226	$ 61,912	$ 61,072	$ 59,158	$ 54,508	$ 128,138	$ 103,520

(1)
Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows:  A – FDIC insurance premiums, B – Salaries and employee benefits.

Core other expense increased $4.4 million from the first quarter of 2010 to the second quarter of 2010.  Our Broadway and New Century transactions increased salaries and employee benefits expense, and computer services expense by approximately $1.7 million, and $695 thousand, respectively.  Our Broadway and New Century transactions increased total core other expense from the first quarter of 2010 to second quarter of 2010 by approximately $2.9 million.  Additionally, salaries and employee benefits expense increased due to one additional day during the second quarter compared to the first quarter, an increase in healthcare expense and officer salary increases at the end of the first quarter.

Core other expense increased $28.6 million for the six months ended June 30, 2010 compared to the six months ended June 30, 2009.  The Broadway and New Century FDIC-assisted transactions and the FDIC-assisted transactions completed in 2009 increased salaries and employee benefits expense, occupancy and equipment expense, computer services expense, other intangibles amortization expense, FDIC insurance premiums and other operating expenses by approximately $8.5 million, $3.0 million, $1.6 million, $1.1 million, $1.8 million and $1.2 million, respectively.  The Broadway and New Century FDIC-assisted transactions and the FDIC-assisted transactions completed in 2009 increased total core other expense from the six months ended June 30, 2009 to the six months ended June 30, 2010 by approximately $18.6 million.  Salaries and employee benefits expense also increased due to an increase in healthcare expense and additional loan workout staff added from June 30, 2009 to June 30, 2010.  Additionally, core other operating expenses increased due to OREO and non-performing loan related expense.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2010		2010		2009		2009		2009
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$ 1,315,899	19%	$ 1,378,873	21%	$ 1,387,476	21%	$ 1,422,989	22%	$ 1,411,520	22%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	992,301	14%	960,470	15%	953,452	15%	881,963	13%	853,981	13%
Commercial real estate	2,378,272	34%	2,409,078	38%	2,472,520	38%	2,446,909	38%	2,420,227	38%
Construction real estate	496,732	7%	558,615	9%	594,482	9%	697,232	11%	722,399	11%
Total commercial related credits	5,183,204	74%	5,307,036	83%	5,407,930	83%	5,449,093	84%	5,408,127	84%
Other loans:
Residential real estate	321,665	5%	302,308	5%	291,022	4%	291,889	4%	273,196	4%
Indirect motorcycle	164,269	2%	158,207	2%	156,853	2%	159,273	2%	160,364	2%
Indirect automobile	17,914	0%	20,437	1%	23,414	1%	26,226	1%	29,341	1%
Home equity	389,298	6%	401,570	6%	405,439	6%	408,184	7%	409,147	6%
Consumer loans	73,436	1%	70,247	1%	66,293	1%	66,600	1%	61,385	1%
Total other loans	966,582	14%	952,769	15%	943,021	14%	952,172	15%	933,433	14%
Gross loans excluding covered loans	6,149,786	88%	6,259,805	98%	6,350,951	97%	6,401,265	99%	6,341,560	98%
Covered loans (1)	869,188	12%	155,051	2%	173,596	3%	91,230	1%	96,629	2%
Gross loans	7,018,974	100%	6,414,856	100%	6,524,547	100%	6,492,495	100%	6,438,189	100%
Allowance for loan losses	(195,612)		(177,787)		(177,072)		(189,232)		(181,356)
Net loans	$ 6,823,362		$ 6,237,069		$ 6,347,475		$ 6,303,263		$ 6,256,833

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

The increase in covered loans from March 31, 2010 to June 30, 2010 was due to the Broadway and New Century transactions.

The following table sets forth the composition of commercial real estate loans, excluding covered loans and loans held for sale, as of the dates indicated (dollars in thousands):

	June 30, 2010		March 31, 2010
	Amount	% of Total Loans	Amount	% of Total Loans
Commercial real estate loans:
Owner occupied(1)	$ 523,182	7%	$ 543,359	8%
Multifamily	494,246	7%	493,428	8%
Retail	401,513	6%	408,268	6%
Industrial	342,534	5%	333,327	5%
Healthcare	231,233	3%	226,066	4%
Office	190,079	3%	178,627	3%
Church and school	19,637	1%	19,055	1%
Other	175,848	2%	206,948	3%
Total commercial real estate loans	$ 2,378,272	34%	$ 2,409,078	38%

(1)	Includes owner occupied loans for all commercial real estate categories.

The following table sets forth the composition of construction real estate loans by risk category, excluding covered loans and loans held for sale, as of June 30, 2010 (dollars in thousands):

	Risk Category

			Potential Problem and
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)
Residential construction related credits
Unimproved land	$ -	-	$ 3,156	45%	$ 3,207	3%	$ 6,363	23%
Improved lots and single family construction	49,924	44%	14,934	27%	28,731	3%	93,589	31%
Condominiums	70,598	44%	11,548	11%	19,427	3%	101,573	35%
Apartments	9,811	32%	9,312	11%	22,068	3%	41,191	13%
Townhomes	5,065	67%	2,613	19%	7,074	2%	14,752	41%
Total residential construction related credits	135,398	45%	41,563	20%	80,507	3%	257,468	31%
Commercial construction related credits
Unimproved land	$ -	-	$ -	-	$ 3,703	2%	$ 3,703	2%
Improved lots and construction	23,997	42%	6,853	10%	8,526	2%	39,376	30%
Industrial	1,095	51%	3,475	5%	12,116	4%	16,686	9%
Office, retail and hotel	16,041	46%	45,271	17%	52,092	2%	113,404	16%
Schools	-	-	-	-	37,284	5%	37,284	5%
Medical	-	-	-	-	28,811	8%	28,811	8%
Total commercial construction related credits	41,133	44%	55,599	15%	142,532	4%	239,264	15%

Total construction loans	$ 176,531	44%	$ 97,162	17%	$ 223,039	3%	$ 496,732	24%

Total construction loans as of March 31, 2010	$ 177,292	39%	$ 121,743	17%	$ 259,580	4%	$ 558,615	20%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

ASSET QUALITY

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), as of the dates indicated (dollar amounts in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

30 - 59 Days Past Due	$ 26,491	$ 17,239	$ 25,331	$ 35,943	$ 15,574
60 - 89 Days Past Due	3,746	1,653	5,523	15,109	4,838
	$ 30,237	$ 18,892	$ 30,854	$ 51,052	$ 20,412

Approximately $13.6 million of performing loans past due are classified as potential problem loans (defined below) as of June 30, 2010, compared to $6.6 million as of March 31, 2010.

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), and OREO that is related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Non-performing loans:
Non-accrual loans(1)	$ 343,838	$ 323,017	$ 270,839	$ 286,623	$ 227,681
Loans 90 days or more past due, still accruing interest	-	150	477	-	-
Total non-performing loans	343,838	323,167	271,316	286,623	227,681

OREO	43,987	41,589	36,711	22,612	17,111
Repossessed vehicles	191	250	333	271	203
Total non-performing assets	$ 388,016	$ 365,006	$ 308,360	$ 309,506	$ 244,995

Total allowance for loan losses	195,612	177,787	177,072	189,232	181,356
Partial charge-offs taken on non-performing loans	142,872	95,960	69,359	46,258	30,995
Allowance for loan losses, including partial charge-offs	$ 338,484	$ 273,747	$ 246,431	$ 235,490	$ 212,351

Accruing restructured loans	$ 10,940	$ -	$ -	$ -	$ -

Total non-performing loans to total loans	4.90%	5.04%	4.16%	4.41%	3.54%
Total non-performing assets to total assets	3.65%	3.58%	2.84%	2.19%	2.92%
Allowance for loan losses to non-performing loans	56.89%	55.01%	65.26%	66.02%	79.65%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken	69.55%	65.31%	72.34%	70.74%	82.09%

(1)	Includes restructured loans on non-accrual status of approximately $6.0 million at June 30, 2010.

At June 30, 2010, the composition of other real estate owned was primarily improved lots and single family construction projects.

The following table represents a summary of OREO in thousands:

June 30,
2010

Balance at March 31, 2010	$ 41,589
Transfers in at fair value less estimated costs to sell	4,967
Fair value adjustments	123
Net losses on sales of OREO	52
Cash received upon disposition	(2,744)
Balance at June 30, 2010	$ 43,987

The following table presents data related to non-performing loans, by dollar amount and category at June 30, 2010 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	1	$ 11,292	3	$ 37,697	-	$ -	$ -	$ 48,989
$5.0 million to $9.9 million	1	8,254	10	68,469	3	17,168	-	93,891
$1.5 million to $4.9 million	6	12,707	14	49,717	14	36,152	1,575	100,151
Under $1.5 million	46	11,732	30	20,648	113	48,668	19,759	100,807
	54	$ 43,985	57	$ 176,531	130	$ 101,988	$ 21,334	$ 343,838

Percentage of individual loan category		1.91%		35.54%		4.29%	2.21%	4.90%

The following table presents data related to non-performing loans, by dollar amount and category at March 31, 2010 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	4	$ 59,992	-	$ -	$ -	$ 59,992
$5.0 million to $9.9 million	1	9,026	7	48,003	3	21,259	-	78,288
$1.5 million to $4.9 million	7	15,386	17	51,429	9	24,080	-	90,895
Under $1.5 million	46	13,787	29	17,868	97	41,365	20,972	93,992
	54	$ 38,199	57	$ 177,292	109	$ 86,704	$ 20,972	$ 323,167

Percentage of individual loan category		1.63%		31.74%		3.60%	2.20%	5.04%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $321.8 million, or 4.69% of total loans, as of June 30, 2010, compared to $296.4 million, or 4.62% of total loans, as of March 31, 2010 and $233.4 million or 3.58% of total loans, as of December 31, 2009.

“Purchased credit-impaired loans” refer to certain loans acquired in the FDIC-assisted transactions, for which deterioration in credit quality occurred before the Company’s acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.  No allowance for loan losses has been recorded for these loans.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Balance at the beginning of period	$ 177,787	$ 177,072	$ 189,232	$ 181,356	$ 179,273	$ 177,072	$ 144,001
Provision for loan losses	85,000	47,200	70,000	45,000	27,100	132,200	116,800
Charge-offs:
Commercial loans	(30,211)	(7,363)	(8,892)	(20,037)	(6,636)	(37,574)	(17,185)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(917)	(333)	(333)	(269)	(1,385)	(1,250)	(4,805)
Commercial real estate loans	(15,002)	(12,201)	(11,829)	(2,006)	(817)	(27,203)	(25,006)
Construction real estate	(22,992)	(25,285)	(59,435)	(14,914)	(14,743)	(48,277)	(29,440)
Residential real estate	(4)	(459)	(650)	(290)	(358)	(463)	(536)
Indirect vehicle	(611)	(1,117)	(1,324)	(937)	(759)	(1,728)	(1,824)
Home equity	(1,271)	(628)	(1,236)	(650)	(953)	(1,899)	(1,557)
Consumer loans	(202)	(525)	(479)	(358)	(132)	(727)	(287)
Total charge-offs	(71,210)	(47,911)	(84,178)	(39,461)	(25,783)	(119,121)	(80,640)
Recoveries:
Commercial loans	2,322	724	1,344	71	45	3,046	76
Commercial loans collateralized by assignment
of lease payments (lease loans)	96	-	-	-	-	96	-
Commercial real estate loans	177	186	12	5	5	363	23
Construction real estate	1,055	113	154	2,042	511	1,168	761
Residential real estate	9	41	4	9	28	50	31
Indirect vehicle	344	301	301	194	151	645	262
Home equity	31	59	9	13	20	90	31
Consumer loans	1	2	194	3	6	3	11
Total recoveries	4,035	1,426	2,018	2,337	766	5,461	1,195

Total net charge-offs	(67,175)	(46,485)	(82,160)	(37,124)	(25,017)	(113,660)	(79,445)

Balance	$ 195,612	$ 177,787	$ 177,072	$ 189,232	$ 181,356	$ 195,612	$ 181,356

Total loans, excluding loans held for sale	$ 7,018,974	$ 6,414,856	$ 6,524,547	$ 6,492,495	$ 6,438,189	$ 7,018,974	$ 6,438,189
Average loans, excluding loans held for sale	$ 6,842,722	$ 6,441,625	$ 6,460,195	$ 6,452,094	$ 6,441,050	$ 6,643,282	$ 6,374,642

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.79%	2.77%	2.71%	2.91%	2.82%	2.79%	2.82%
Ratio of allowance for loan losses to total loans,
including partial charge-offs, and excluding loans
held for sale	4.73%	4.20%	3.74%	3.60%	3.28%	4.73%	3.28%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	3.94%	2.93%	5.05%	2.28%	1.56%	3.45%	2.51%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2010	2010	2009	2009	2009
Fair Value
Government sponsored agencies and enterprises	49,142	55,716	70,239	323,969	51,088
Bank notes issued through the TLGP(1)	-	-	-	1,578,174	-
States and political subdivisions	377,105	375,523	380,234	396,124	394,343
Mortgage-backed securities	1,326,432	1,708,512	2,377,051	1,636,275	428,962
Corporate bonds	6,356	6,356	11,395	56,599	6,370
Equity securities	10,172	4,384	4,314	3,839	3,707
Debt securities issued by foreign governments	-	-	-	-	250
Total fair value	$ 1,769,207	$ 2,150,491	$ 2,843,233	$ 3,994,980	$ 884,720

Amortized cost
Government sponsored agencies and enterprises	48,138	54,672	69,120	322,620	49,753
Bank notes issued through the TLGP(1)	-	-	-	1,578,203	-
States and political subdivisions	359,556	362,453	366,845	372,772	389,041
Mortgage-backed securities	1,301,301	1,696,669	2,382,495	1,625,378	421,172
Corporate bonds	6,356	6,356	11,400	56,655	6,370
Equity securities	9,949	4,318	4,280	3,742	3,668
Debt securities issued by foreign governments	-	-	-	-	250
Total amortized cost	$ 1,725,300	$ 2,124,468	$ 2,834,140	$ 3,959,370	$ 870,254

Unrealized gain (loss)
Government sponsored agencies and enterprises	1,004	1,044	1,119	1,349	1,335
Bank notes issued through the TLGP(1)	-	-	-	(29)	-
States and political subdivisions	17,549	13,070	13,389	23,352	5,302
Mortgage-backed securities	25,131	11,843	(5,444)	10,897	7,790
Corporate bonds	-	-	(5)	(56)	-
Equity securities	223	66	34	97	39
Debt securities issued by foreign governments	-	-	-	-	-
Total unrealized gain	$ 43,907	$ 26,023	$ 9,093	$ 35,610	$ 14,466

(1)	Represents bank notes that are guaranteed by the FDIC under the Temporary Liquidity Guarantee Program (TLGP).

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2010		2010		2009		2009		2009
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 1,604,482	18%	$ 1,424,746	16%	$ 1,552,185	16%	$ 2,925,714	24%	$ 1,152,274	16%
Money market and NOW accounts	2,773,306	30%	2,716,339	31%	2,775,468	29%	3,269,505	26%	1,531,149	21%
Savings accounts	618,199	7%	589,485	7%	583,783	6%	570,974	5%	447,670	6%
Certificates of deposit	2,824,075	31%	2,737,779	31%	3,153,310	33%	3,968,177	32%	2,383,717	33%
Customer repurchase agreements	298,816	3%	263,663	3%	223,917	2%	236,164	2%	248,494	4%
Total core funding	8,118,878	89%	7,732,012	88%	8,288,663	87%	10,970,534	89%	5,763,304	80%

Wholesale funding:
Public funds deposits	76,863	1%	94,084	1%	90,219	1%	112,554	1%	107,752	1%
Brokered deposit accounts	500,342	5%	492,746	5%	528,311	6%	583,143	5%	610,963	8%
Other short-term borrowings	3,271	-	-	-	100,000	1%	200,842	2%	251,773	4%
Long-term borrowings	256,569	3%	270,090	3%	281,349	3%	291,315	2%	301,691	4%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	50,000	0%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,605	2%	158,641	2%	158,677	2%	158,712	1%	158,748	2%
Total wholesale funding	1,045,650	11%	1,065,561	12%	1,208,556	13%	1,396,566	11%	1,480,927	20%

Total funding	$ 9,164,528	100%	$ 8,797,573	100%	$ 9,497,219	100%	$ 12,367,100	100%	$ 7,244,231	100%

Our liquidity position improved during the second quarter, primarily due to an increase in core funding.  Core funding increased by $386.9 million compared to March 31, 2010, and $2.3 billion compared to June 30, 2009.  These increases were primarily due to the Broadway and New Century FDIC-assisted transactions and FDIC-assisted transactions completed in the second half of 2009.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Broadway Bank, New Century Bank and other FDIC-assisted transactions we previously completed will not be realized, and the possibility that the amount of the gains, if any, we ultimately realize on these transactions will differ materially from any recorded preliminary gains; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the financial regulatory reform legislation, changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
ASSETS
Cash and due from banks	$ 115,450	$ 113,664	$ 136,763	$ 125,010	$ 103,276
Interest earning deposits with banks	262,828	430,366	265,257	2,549,562	13,440
Total cash and cash equivalents	378,278	544,030	402,020	2,674,572	116,716
Investment securities:
Securities available for sale, at fair value	1,769,207	2,150,491	2,843,233	3,994,980	884,720
Non-marketable securities - FHLB and FRB Stock	78,807	70,361	70,361	70,031	66,994
Total investment securities	1,848,014	2,220,852	2,913,594	4,065,011	951,714

Loans held for sale	-	-	-	6,250	4,008
Loans:
Total loans excluding covered loans	6,149,786	6,259,805	6,350,951	6,401,265	6,341,560
Covered loans(1)	869,188	155,051	173,596	91,230	96,629
Total loans	7,018,974	6,414,856	6,524,547	6,492,495	6,438,189
Less allowance for loan loss	195,612	177,787	177,072	189,232	181,356
Net loans	6,823,362	6,237,069	6,347,475	6,303,263	6,256,833
Lease investments, net	143,144	138,929	144,966	135,201	114,570
Premises and equipment, net	180,714	181,394	179,641	178,586	184,129
Cash surrender value of life insurance	123,324	122,618	121,946	121,278	120,614
Goodwill, net	389,336	387,069	387,069	387,069	387,069
Other intangibles, net	34,693	36,198	37,708	39,357	25,996
Other real estate owned	43,987	41,589	36,711	22,612	17,111
Other real estate owned related to FDIC transactions	75,206	24,927	18,759	7,695	1,891
FDIC indemnification asset(1)	296,399	29,332	42,212	31,353	43,162
Other assets	297,339	221,233	233,292	162,965	178,252
Total assets	$ 10,633,796	$ 10,185,240	$ 10,865,393	$ 14,135,212	$ 8,402,065
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 1,604,482	$ 1,424,746	$ 1,552,185	$ 2,925,714	$ 1,152,274
Interest bearing	6,792,785	6,630,433	7,131,091	8,504,353	5,081,251
Total deposits	8,397,267	8,055,179	8,683,276	11,430,067	6,233,525
Short-term borrowings	302,087	263,663	323,917	437,004	500,267
Long-term borrowings	306,569	320,090	331,349	341,315	351,691
Junior subordinated notes issued to capital trusts	158,605	158,641	158,677	158,712	158,748
Investment securities purchased but not yet settled	-	-	-	348,632	-
Accrued expenses and other liabilities	131,460	95,189	116,994	147,605	108,451
Total liabilities	9,295,988	8,892,762	9,614,213	12,863,335	7,352,682
Stockholders' Equity
Preferred stock	193,809	193,665	193,522	193,381	193,242
Common stock	538	527	511	507	375
Additional paid-in capital	714,882	689,353	656,595	648,230	447,770
Retained earnings	401,887	392,931	395,170	408,048	419,373
Accumulated other comprehensive income	26,782	15,874	5,546	21,723	8,824
Treasury stock	(2,632)	(2,423)	(2,715)	(2,603)	(22,795)
Controlling interest stockholders' equity	1,335,266	1,289,927	1,248,629	1,269,286	1,046,789
Noncontrolling interest	2,542	2,551	2,551	2,591	2,594
Total stockholders' equity	1,337,808	1,292,478	1,251,180	1,271,877	1,049,383
Total liabilities and stockholders' equity	$ 10,633,796	$ 10,185,240	$ 10,865,393	$ 14,135,212	$ 8,402,065

(1)
“Covered loans” and “FDIC indemnification asset” refer to assets MB Financial Bank acquired in loss-share transactions facilitated by the FDIC.  The “FDIC indemnification asset” represents the present value of the amounts the Company expects MB Financial Bank to collect from the FDIC pursuant to the loss-share agreements.

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)(Unaudited)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Interest income:
Loans	$ 95,689	$ 82,387	$ 84,015	$ 82,820	$ 82,941	$ 178,076	$ 164,435
Investment securities available for sale:
Taxable	12,154	19,966	22,039	6,444	6,978	32,120	17,294
Nontaxable	3,403	3,428	3,498	3,585	3,796	6,831	7,671
Federal funds sold	-	2	-	-	-	2	-
Other interest bearing accounts	185	91	698	760	149	276	279
Total interest income	111,431	105,874	110,250	93,609	93,864	217,305	189,679
Interest expense:
Deposits	20,283	21,372	31,396	27,662	28,977	41,655	62,556
Short-term borrowings	264	345	1,142	1,222	1,256	609	2,802
Long-term borrowings & junior subordinated notes	3,213	3,339	3,511	3,791	4,242	6,552	8,904
Total interest expense	23,760	25,056	36,049	32,675	34,475	48,816	74,262
Net interest income	87,671	80,818	74,201	60,934	59,389	168,489	115,417
Provision for loan losses	85,000	47,200	70,000	45,000	27,100	132,200	116,800
Net interest income (loss) after provision for loan losses	2,671	33,618	4,201	15,934	32,289	36,289	(1,383)
Other income:
Loan service fees	2,042	1,284	1,723	1,565	1,782	3,326	3,625
Deposit service fees	9,461	8,848	9,311	7,912	6,978	18,309	13,377
Lease financing, net	5,026	4,620	5,799	3,937	4,473	9,646	8,792
Brokerage fees	1,129	1,245	1,272	1,004	1,252	2,374	2,330
Trust & asset management fees	3,536	3,335	3,347	3,169	3,262	6,871	6,077
Net gain on sale of investment securities	2,304	6,866	239	3	4,093	9,170	13,787
Increase in cash surrender value of life insurance	706	671	669	664	670	1,377	1,126
Net gain (loss) on sale of other assets	(99)	11	12	12	(38)	(88)	(37)
Acquisition related gains	50,986	-	18,325	10,222	-	50,986	-
Other operating income	5,156	(162)	2,230	2,412	2,453	4,994	4,250
Total other income	80,247	26,718	42,927	30,900	24,925	106,965	53,327
Other expense:
Salaries & employee benefits	37,104	33,422	33,391	31,196	29,188	70,526	56,067
Occupancy & equipment expense	8,928	9,179	8,885	7,803	7,151	18,107	14,833
Computer services expense	3,322	2,528	2,882	2,829	2,013	5,850	4,300
Advertising & marketing expense	1,639	1,633	683	1,296	892	3,272	2,206
Professional & legal expense	1,370	1,078	1,465	1,126	1,120	2,448	2,089
Brokerage fee expense	420	462	553	478	575	882	968
Telecommunication expense	964	908	1,127	812	744	1,872	1,494
Other intangible amortization expense	1,505	1,510	1,650	966	997	3,015	1,875
FDIC insurance premiums	3,833	3,964	4,099	3,206	6,789	7,797	9,457
Impairment charges	-	-	-	4,000	-	-	-
Other operating expenses	7,141	7,228	6,337	5,446	5,039	14,369	10,231
Total other expense	66,226	61,912	61,072	59,158	54,508	128,138	103,520
Income (loss) before income taxes	16,692	(1,576)	(13,944)	(12,324)	2,706	15,116	(51,576)
Income tax expense (benefit)	4,600	(2,523)	(4,164)	(13,596)	(1,480)	2,077	(27,505)
Income (loss) from continuing operations	12,092	947	(9,780)	1,272	4,186	13,039	(24,071)
Income from discontinued operations, net of tax	-	-	-	6,172	129	-	281
Net income (loss)	12,092	947	(9,780)	7,444	4,315	13,039	(23,790)
Preferred stock dividends and discount accretion	2,594	2,593	2,591	2,589	2,587	5,187	5,118
Net income (loss) available to common shareholders	$ 9,498	$ (1,646)	$ (12,371)	$ 4,855	$ 1,728	$ 7,852	$ (28,908)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Common share data:
Basic earnings (loss) per common share from continuing operations	$ 0.23	$ 0.02	$ (0.19)	$ 0.03	$ 0.12	$ 0.25	$ (0.68)
Basic earnings per common share from discontinued operations	$ -	$ -	$ -	$ 0.16	$ 0.00	$ -	$ 0.01
Impact of preferred stock dividends on basic earnings (loss) per common share	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.07)	$ (0.07)	$ (0.10)	$ (0.14)
Basis earnings (loss) per common share	$ 0.18	$ (0.03)	$ (0.25)	$ 0.12	$ 0.05	$ 0.15	$ (0.81)
Diluted earnings (loss) per common share from continuing operations	$ 0.23	$ 0.02	$ (0.19)	$ 0.03	$ 0.12	$ 0.25	$ (0.68)
Diluted earnings per common share from discontinued operations	$ -	$ -	$ -	$ 0.16	$ 0.00	$ -	$ 0.01
Impact of preferred stock dividends on diluted earnings (loss) per common share	$ (0.05)	$ (0.05)	$ (0.05)	$ (0.07)	$ (0.07)	$ (0.10)	$ (0.14)
Diluted earnings (loss) per common share	$ 0.18	$ (0.03)	$ (0.25)	$ 0.12	$ 0.05	$ 0.15	$ (0.81)

Weighted average common shares outstanding	52,702,779	51,264,727	50,279,008	39,104,894	35,726,879	51,987,725	35,316,289
Diluted weighted average common shares outstanding	53,034,426	51,264,727	50,279,008	39,299,168	35,876,483	52,332,142	35,316,289

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Performance Ratios:
Annualized return on average assets	0.46%	0.04%	(0.33%)	0.30%	0.20%	0.25%	(0.55%)
Annualized return on average common equity	3.31	(0.61)	(4.54)	2.13	0.81	1.41	(6.70)
Annualized cash return on average tangible common equity(1)	5.68	(0.40)	(6.69)	4.33	2.12	2.79	(11.98)
Net interest rate spread	3.78	3.42	2.54	2.51	2.82	3.59	2.75
Cost of funds(2)	1.04	1.13	1.38	1.50	1.83	1.09	1.97
Efficiency ratio(3)	56.45	58.11	59.59	65.70	60.89	57.24	62.39
Annualized net non-interest expense to average assets(4)	1.49	1.52	1.21	1.40	1.35	1.50	1.39
Core pre-tax pre-provision earnings to risk-weighted assets(5)	2.71	2.41	2.07	1.46	1.81	2.55	1.67
Net interest margin	3.87	3.55	2.74	2.74	3.08	3.71	2.98
Tax equivalent effect	0.12	0.12	0.12	0.11	0.13	0.12	0.13
Net interest margin - fully tax equivalent basis(6)	3.99	3.67	2.86	2.85	3.21	3.83	3.11

Asset Quality Ratios:
Non-performing loans(7) to total loans	4.90%	5.04%	4.16%	4.41%	3.54%	4.90%	3.54%
Non-performing assets(7) to total assets	3.65	3.58	2.84	2.19	2.92	3.65	2.92
Allowance for loan losses to non-performing loans(7)	56.89	55.01	65.26	66.02	79.65	56.89	79.65
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	69.55	65.31	72.34	70.74	82.09	69.55	82.09
Allowance for loan losses to total loans	2.79	2.77	2.71	2.91	2.82	2.79	2.82
Net loan charge-offs to average loans (annualized)	3.94	2.93	5.05	2.28	1.56	3.45	2.51

Capital Ratios:
Tangible equity to tangible assets(8)	9.06%	9.02%	8.03%	6.26%	8.07%	9.06%	8.07%
Tangible common equity to risk weighted assets(9)	10.22	9.73	8.83	9.27	6.79	10.22	6.79
Tangible common equity to tangible assets(10)	7.16	7.04	6.18	4.85	5.65	7.16	5.65
Book value per common share(11)	$ 21.27	$ 20.85	$ 20.75	$ 21.48	$ 23.30	$ 21.27	$ 23.30
Less: goodwill and other intangible assets, net of tax
benefit, per common share	7.66	7.79	8.07	8.22	10.99	7.66	10.99
Tangible book value per share(12)	13.61	13.06	12.68	13.26	12.30	13.61	12.30

Total capital (to risk-weighted assets)	16.66%	16.39%	15.45%	15.76%	13.89%	16.66%	13.89%
Tier 1 capital (to risk-weighted assets)	14.70	14.42	13.51	13.80	11.88	14.70	11.88
Tier 1 capital (to average assets)	10.39	10.30	8.71	10.60	9.55	10.39	9.55
Tier 1 common capital (to risk-weighted assets)	9.85	9.51	8.76	8.72	6.66	9.85	6.66

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) / Average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding FDIC special assessment and impairment charges divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale, net gains (losses) on sale of other assets, net gains (losses) on other real estate owned, and acquisition related gains.

(4)
Equals total other expense excluding FDIC special assessment and impairment charges less total other income excluding net gains (losses) on securities available for sale, net gain (losses) on sale of other assets, net gains (losses) on other real estate owned, net gains (losses) on other real estate owned, and acquisition related gains divided by average assets.

(5)
Equal net income before taxes excluding loan loss provision expense, FDIC special assessment, impairment charges, net gains (losses) on securities available for sale, net gain (losses) on sale of other assets, and acquisition related gains divided by risk-weighted assets.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)	Excludes purchased credit-impaired loans and loans held for sale. Non-performing assets excludes other real estate owned related to FDIC transactions.
(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision earnings; core pre-tax, pre-provision earnings; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, and ratio of core pre-tax, pre-provision earnings to risk-weighted assets, with net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, and acquisition related gains excluded from the non-interest income components and the FDIC special assessment expense and impairment charges excluded from the non-interest expense components of these ratios; ratios of tangible equity to tangible assets, tangible common equity to risk weighted assets,  tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  Management believes that pre-tax, pre-provision earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned and acquisition-related gains from the non-interest income component and excluding the FDIC special assessment expense and impairment changes from other non-interest expense of the efficiency ratio,  the ratio of annualized net non-interest expense to average assets and the ratio of core pre-tax, pre-provision earnings to risk-weighted assets, these ratios better reflect our core operating performance.   In addition, management believes that presenting the ratio of Tier 1 common equity to risk weighted assets is useful for assessing our capital strength and for peer comparison purposes.   The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Stockholders' equity - as reported	$ 1,337,808	$ 1,292,478	$ 1,251,180	$ 1,271,877	$ 1,049,383
Less: goodwill	389,336	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	22,550	23,529	24,510	25,582	16,897
Tangible equity	$ 925,922	$ 881,880	$ 839,601	$ 859,226	$ 645,417

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Total assets - as reported	$ 10,633,796	$ 10,185,240	$ 10,865,393	$ 14,135,212	$ 8,402,065
Less: goodwill	389,336	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	22,550	23,529	24,510	25,582	16,897
Tangible assets	$ 10,221,910	$ 9,774,642	$ 10,453,814	$ 13,722,561	$ 7,998,099

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Common stockholders' equity - as reported	$ 1,143,999	$ 1,098,813	$ 1,057,658	$ 1,078,496	$ 856,141
Less: goodwill	389,336	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	22,550	23,529	24,510	25,582	16,897
Tangible common equity	$ 732,113	$ 688,215	$ 646,079	$ 665,845	$ 452,175

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Average common stockholders' equity - as reported	$ 1,150,440	$ 1,089,859	$ 1,081,794	$ 905,897	$ 853,782	$ 1,120,317	$ 870,155
Less: average goodwill	387,816	387,069	387,069	387,069	387,069	387,445	387,069
Less: average other intangible assets,
net of tax benefit	22,905	23,892	25,128	16,630	17,186	23,396	17,032
Average tangible common equity	$ 739,719	$ 678,898	$ 669,597	$ 502,198	$ 449,527	$ 709,476	$ 466,054

The following table presents a reconciliation of net cash flow available to common stockholders to net (loss) income available to common stockholders (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Net (loss) income available to common
shareholders - as reported	$ 9,498	$ (1,646)	$ (12,371)	$ 4,855	$ 1,728	$ 7,852	$ (28,908)
Add: other intangible amortization
expense, net of tax benefit	978	982	1,073	628	648	1,960	1,219
Net cash flow available to common shareholders	$ 10,476	$ (664)	$ (11,299)	$ 5,483	$ 2,376	$ 9,812	$ (27,689)

Efficiency Ratio Calculation (Dollars in Thousands)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Non-interest expense	$ 66,226	$ 61,912	$ 61,072	$ 59,158	$ 54,508	$ 128,138	$ 103,520
Adjustment for FDIC special assessment	-	-	-	-	3,850	-	3,850
Adjustment for impairment charges	-	-	-	4,000	-	-	-
Non-interest expense - as adjusted	$ 66,226	$ 61,912	$ 61,072	$ 55,158	$ 50,658	$ 128,138	$ 99,670

Net interest income	$ 87,671	$ 80,818	$ 74,201	$ 60,934	$ 59,389	$ 168,489	$ 115,417
Tax equivalent adjustment	2,642	2,593	3,195	2,383	2,496	5,235	5,047
Net interest income on a fully tax equivalent basis	90,313	83,411	77,396	63,317	61,885	173,724	120,464
Plus other income	80,247	26,718	42,927	30,900	24,925	106,965	53,327
Less net gains (losses) on other real estate owned	52	(3,299)	(733)	25	(444)	(3,247)	278
Less net gains on securities available for sale	2,304	6,866	239	3	4,093	9,170	13,787
Less net gains (losses) on sale of other assets	(99)	11	12	12	(38)	(88)	(37)
Less acquisition related gains	50,986	-	18,325	10,222	-	50,986	-
Net interest income plus non-interest income -
as adjusted	$ 117,317	$ 106,551	$ 102,480	$ 83,955	$ 83,199	$ 223,868	$ 159,763

Efficiency ratio	56.45%	58.11%	59.59%	65.70%	60.89%	57.24%	62.39%

Efficiency ratio (without adjustments)	39.44%	57.57%	52.14%	64.42%	64.65%	46.52%	61.35%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Non-interest expense	$ 66,226	$ 61,912	$ 61,072	$ 59,158	$ 54,508	$ 128,138	$ 103,520
Adjustment for FDIC special assessment	-	-	-	-	3,850	-	3,850
Adjustment for impairment charges	-	-	-	4,000	-	-	-
Non-interest expense - as adjusted	66,226	61,912	61,072	55,158	50,658	128,138	99,670

Other income	80,247	26,718	42,927	30,900	24,925	106,965	53,327
Less net gains on securities available for sale	2,304	6,866	239	3	4,093	9,170	13,787
Less net gains (loss) on sale of other assets	(99)	11	12	12	(38)	(88)	(37)
Less net gains (loss) on other real estate owned	52	(3,299)	(733)	25	(444)	(3,247)	278
Less acquisition related gains	50,986	-	18,325	10,222	-	50,986	-
Other income - as adjusted	27,004	23,140	25,084	20,638	21,314	50,144	39,299

Net non-interest expense	$ 39,222	$ 38,772	$ 35,988	$ 34,520	$ 29,344	$ 77,994	$ 60,371

Average assets	10,584,721	10,349,664	11,786,792	9,795,125	8,701,857	10,467,843	8,746,816

Annualized net non-interest expense to average assets	1.49%	1.52%	1.21%	1.40%	1.35%	1.50%	1.39%

Annualized net non-interest expense to average assets
(without adjustments)	-0.53%	1.38%	0.61%	1.14%	1.36%	0.41%	1.16%

Core Pre-Tax, Pre-Provision Earnings

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009
Income (loss) before income taxes	$ 16,692	$ (1,576)	$ (13,944)	$ (12,324)	$ 2,706	$ 15,116	$ (51,576)
Provision for loan losses	85,000	47,200	70,000	45,000	27,100	132,200	116,800
Pre-tax, pre-provision earnings	101,692	45,624	56,056	32,676	29,806	147,316	65,224

Non-core other income
Net gains on sale of investment securities	2,304	6,866	239	3	4,093	9,170	13,787
Net gain (loss) on sale of other assets	(99)	11	12	12	(38)	(88)	(37)
Net gain (loss) on other real estate owned	52	(3,299)	(733)	25	(444)	(3,247)	278
Acquisition related gains	50,986	-	18,325	10,222	-	50,986	-
Total non-core other income	53,243	3,578	17,843	10,262	3,611	56,821	14,028

Non-core other expense
FDIC special assessment	-	-	-	-	3,850	-	3,850
Impairment charges	-	-	-	4,000	-	-	-
Total non-core other expense	-	-	-	4,000	3,850	-	3,850
Core pre-tax, pre-provision earnings	$ 48,449	$ 42,046	$ 38,213	$ 26,414	$ 30,045	$ 90,495	$ 55,046

Risk-weighted assets	7,164,096	7,074,274	7,315,068	7,186,343	6,657,692	7,164,096	6,657,692

Annualized pre-tax, pre-provision earnings to risk-
weighted assets	2.71%	2.41%	2.07%	1.46%	1.81%	2.55%	1.67%
Annualized pre-tax, pre-provision earnings to risk-
weighted assets (without adjustments)	5.69%	2.62%	3.04%	1.80%	1.80%	4.15%	1.98%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended June 30,						Three Months Ended March 31,
	2010			2009			2010
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,381,828	$ 17,185	4.99%	$ 1,454,599	$ 17,158	4.73%	$ 1,365,969	$ 16,950	5.03%
Commercial loans collateralized by assignment
of lease payments	980,959	15,207	6.20	812,494	12,661	6.23	936,150	14,232	6.08
Real estate commercial	2,392,791	31,993	5.29	2,373,304	32,028	5.34	2,439,104	32,563	5.34
Real estate construction	549,545	4,366	3.14	771,269	7,100	3.64	596,076	4,798	3.22
Total commercial related credits	5,305,123	68,751	5.13	5,411,666	68,947	5.04	5,337,299	68,543	5.14
Other loans
Real estate residential	307,864	4,343	5.64	279,863	3,938	5.63	296,037	3,886	5.25
Home equity	398,028	4,467	4.50	410,626	4,508	4.40	403,673	4,332	4.35
Indirect	181,140	3,288	7.28	190,010	3,210	6.78	178,981	3,052	6.92
Consumer loans	60,439	526	3.49	56,246	576	4.11	59,046	550	3.78
Total other loans	947,471	12,624	5.34	936,745	12,232	5.24	937,737	11,820	5.11
Total loans, excluding covered loans	6,252,594	81,375	5.22	6,348,411	81,179	5.13	6,275,036	80,363	5.19
Covered loans	590,128	15,123	10.28	92,639	2,213	9.58	166,589	2,771	6.75
Total loans	6,842,722	96,498	5.66	6,441,050	83,392	5.19	6,441,625	83,134	5.23

Taxable investment securities	1,633,167	12,154	2.98	695,449	6,978	4.01	2,300,072	19,966	3.47
Investment securities exempt from federal income taxes (3)	358,192	5,236	5.78	405,748	5,840	5.69	360,658	5,274	5.85
Federal funds sold	-	-	0.00	-	-	-	1,428	2	0.56
Other interest bearing deposits	252,262	185	0.29	197,218	149	0.30	124,301	91	0.30
Total interest earning assets	$ 9,086,343	$ 114,073	5.04	$ 7,739,465	$ 96,359	4.99	$ 9,228,084	$ 108,467	4.77
Non-interest earning assets	1,498,378			961,501			1,121,580
Total assets	$ 10,584,721			$ 8,700,966			$ 10,349,664

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 2,745,286	$ 3,905	0.57%	$ 1,691,868	$ 3,841	0.91%	$ 2,708,718	$ 3,629	0.54%
Savings accounts	609,378	487	0.32	447,392	461	0.41	585,628	450	0.31
Certificate of deposit	2,870,090	11,012	1.54	2,488,905	17,333	2.79	2,881,819	12,441	1.75
Customer repurchase agreements	270,506	253	0.38	277,896	337	0.49	231,900	245	0.43
Total core funding	6,495,260	15,657	0.97	4,906,061	21,972	1.80	6,408,065	16,765	1.06
Whole sale funding:
Public funds	103,282	157	0.61	133,362	513	1.54	102,249	187	0.74
Brokered accounts (includes fee expense)	502,638	4,723	3.77	727,487	6,829	3.77	495,726	4,665	3.82
Other short-term borrowings	2,152	10	1.86	202,137	919	1.82	21,538	100	1.88
Long-term borrowings	471,316	3,213	2.70	514,810	4,242	3.26	483,937	3,339	2.76
Total wholesale funding	1,079,388	8,103	3.01	1,577,796	12,503	3.18	1,103,450	8,291	3.05
Total interest bearing liabilities	$ 7,574,648	$ 23,760	1.26	$ 6,483,857	$ 34,475	2.13	$ 7,511,515	$ 25,056	1.35
Non-interest bearing deposits	1,552,813			1,074,567			1,454,263
Other non-interest bearing liabilities	113,097			95,592			100,454
Stockholders' equity	1,344,163			1,046,950			1,283,432
Total liabilities and stockholders' equity	$ 10,584,721			$ 8,700,966			$ 10,349,664
Net interest income/interest rate spread (4)		$ 90,313	3.78%		$ 61,884	2.86%		$ 83,411	3.42%
Taxable equivalent adjustment		2,642			2,495			2,593
Net interest income, as reported		$ 87,671			$ 59,389			$ 80,818
Net interest margin (5)			3.87%			3.08%			3.55%
Tax equivalent effect			0.12%			0.13%			0.12%
Net interest margin on a fully equivalent basis (5)			3.99%			3.21%			3.67%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.5 million, $1.4 million and $1.0 million for the three months ended June 30, 2010, June 30, 2009, and March 31, 2010, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table represents, for the period indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2010			2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,373,943	$ 34,135	5.01%	$ 1,485,446	$ 35,444	4.81%
Commercial loans collateralized by assignment
of lease payments	958,678	29,439	6.14	746,272	23,536	6.31
Real estate commercial	2,415,820	64,556	5.31	2,367,838	63,988	5.37
Real estate construction	572,682	9,164	3.18	770,636	15,036	3.88
Total commercial related credits	5,321,123	137,294	5.13	5,370,192	138,004	5.11
Other loans
Real estate residential	301,983	8,229	5.45	286,202	8,059	5.63
Home equity	400,835	8,799	4.43	408,207	8,925	4.41
Indirect	180,067	6,340	7.10	189,493	6,337	6.74
Consumer loans	59,746	1,076	3.63	58,168	1,184	4.10
Total other loans	942,631	24,444	5.23	942,070	24,505	5.25
Total loans, excluding covered loans	6,263,754	161,738	5.21	6,312,262	162,509	5.19
Covered loans	379,528	17,894	9.51	62,380	2,842	9.19
Total loans	6,643,282	179,632	5.45	6,374,642	165,351	5.23

Taxable investment securities	1,964,777	32,120	3.27	819,338	17,294	4.22
Investment securities exempt from federal income taxes (3)	359,418	10,510	5.82	408,981	11,802	5.74
Federal funds sold	710	2	0.56	-	-	-
Other interest bearing deposits	188,636	276	0.30	196,167	279	0.29
Total interest earning assets	$ 9,156,823	$ 222,540	4.90	$ 7,799,128	$ 194,726	5.03
Non-interest earning assets	1,311,020			946,738
Total assets	$ 10,467,843			$ 8,745,866

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 2,727,104	$ 7,534	0.56%	$ 1,606,161	$ 7,789	0.98%
Savings accounts	597,569	937	0.32	420,678	775	0.37
Certificate of deposit	2,875,922	23,453	1.64	2,567,778	37,769	2.97
Customer repurchase agreements	251,310	498	0.40	272,697	586	0.43
Total core funding	6,451,905	32,422	1.01	4,867,314	46,919	1.94
Whole sale funding:
Public funds	102,768	344	0.68	166,448	1,456	1.76
Brokered accounts (includes fee expense)	499,201	9,388	3.79	779,750	14,767	3.82
Other short-term borrowings	11,792	110	1.88	233,611	2,216	1.91
Long-term borrowings	477,592	6,552	2.73	525,440	8,904	3.37
Total wholesale funding	1,091,353	16,394	3.03	1,705,249	27,343	3.23
Total interest bearing liabilities	$ 7,543,258	$ 48,816	1.31	$ 6,572,563	$ 74,262	2.28
Non-interest bearing deposits	1,503,810			1,017,683
Other non-interest bearing liabilities	106,810			93,419
Stockholders' equity	1,313,965			1,062,201
Total liabilities and stockholders' equity	$ 10,467,843			$ 8,745,866
Net interest income/interest rate spread (4)		$ 173,724	3.59%		$ 120,464	2.75%
Taxable equivalent adjustment		5,235			5,047
Net interest income, as reported		$ 168,489			$ 115,417
Net interest margin (5)			3.71%			2.98%
Tax equivalent effect			0.12%			0.13%
Net interest margin on a fully equivalent basis (5)			3.83%			3.11%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $2.6 million and $2.7 million for the six months ended June 30, 2010, and June 30, 2009, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.